Exhibit 13.5

TrustStamp

THE COMPANY IS “TESTING THE WATERS” UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS “QUALIFIED” THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM: T STAMP INC. +1 (404) 806-9906 ATDC, 75 5th St NW, Suite 2290 Atlanta, Georgia, 30308 USA or at https://www.sec.gov/Archives/edgar/data/1718939/000110465920032293/tm1926748d2_partiiandiii.htm THIS PRESENTATION CONTAINS OFFERING MATERIALS PREPARED SOLELY BY T STAMP INC WITHOUT THE ASSISTANCE OF SI SECURITIES, AND NOT SUBJECT TO FINRA RULE 2210. IN ADDITION, THIS PRESENTATION MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS BASED INFORMATION CURRENTLY AVAILABLE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS AS THEY ARE MEANT FOR ILLUSTRATIVE PURPOSES AND THEY DO NOT REPRESENT GUARANTEES OF FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS, ALL OF WHICH CANNOT BE MADE. MOREOVER, NO PERSON NOR ANY OTHER PERSON OR ENTITY ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF FORWARD-LOOKING STATEMENTS, AND IS UNDER NO DUTY TO UPDATE ANY SUCH STATEMENTS TO CONFORM THEM TO ACTUAL RESULTS.

Our Mission: Creating transformational technology that accelerates secure societal and financial inclusion

Overview of Problems Identity Fraud Security Annually: Over $40 Billion lost to synthetic & stolen identities Over $20 Billion in losses from legitimate transactions failing legacy authentication Financial Exclusion Fraudsters pass siloed biometric systems with stolen, improperly issued or high-quality counterfeit ID Knowledge-Based-Authentication (“KBA”): • Vulnerable to data breaches/mining, high dropout rate Globally: 1.7 Billion people lack basic financial services including a bank account 4 Billion people underbanked $100 Trillion in financial assets created over 50 yrs through access to credit & investments $3.7 Trillion surge in emerging-market GDP by 2025 with adoption of one innovation Problems biometrics Sources: Forbes, The $100 Trillion Opportunity: The Race To Provide Banking To The World’s Poor, 2017 | PYMNTS, Fixing Retail’s $118B Mistake, 2015 | Juniper Research, Losses from Online Payment Fraud to More than Double by 2023, Reaching $48 Billion Annually, 2018

Problems Are Biometrics the Silver Bullet? By 2023 Mobile biometrics will authenticate $2 Trillion of in-store and mobile payments generating $54 Billion in biometric service revenue of consumers prefer biometric access to passwords and biometrics are the most common tool being adopted by government and NGO identity programs 93%

The Problem with Biometrics Constant reporting on lawsuits & breaches concerning biometric data 3,800 publicly disclosed breaches 4.1 Billion compromised records Problems Source: Risk Based Security, Inc., 2019 MidYear QuickView Data Breach Report

Problems You can’t change your Biometrics when they are hacked! Stored biometric templates represent a growing and unquantified financial, security and PR liability and are the subject of growing governmental, media and public scrutiny e.g. Aadhaar Hacks BioStar 2 Israeli Population Authority U.S. Office of Personnel Management Perceptics SenseNets and..?

Our Solution: Technology that creates unique, irreversible hashed-tokenized identities and facilitates secure, interoperable identity proofing – anywhere in the world, online and offline

The Solution The Evergreen Hash® (EgHashTM) Deep neural networks convert any identifying data into a unique, non-PII EgHash WHAT? Maximized effectiveness of all identity data HOW? By rendering it safe to use, store and Share The hashing process is irreversible The EgHash is anonymized data Probabilistic matching with proprietary AI Each EgHash can link to external data via a pivot table No biometric images or templates stored Identifying data can be updated over time

The Solution Mobile triangulation & Geolocation Email address scrubbing Device fingerprint Knowledge-based authentication Whatever the source of identity data, it can be stored and compared as an EgHash – e.g. Any biometrics Credit bureau data Bank account aging & name match Link analysis with consortium data Address check Hash-able Data And we are working on Fusion!

Onboarding & Fraud Detection 1. Complete a basic form 2. Take a “secure-selfie” and photograph the ID 3. Upon passing proof-ofliveness & ID verification: receive a PIN number to regain access Bank Account Takeover Detection Our AI took down three organized fraud gangs in 2019 Account Takeover Beta with 8,000 users: 63 unique fraudsters caught & 33 suspects identified of Closed Accounts Reopened of Denied Applications Approved 83% 81%

Combining contactless capture, on-tablet processing, secure mesh network, NFC provisioning of contactless smart cards, and informed consent First Visit Biometric Enrollment Predictive Matching with an EgHash Token 2nd Visit (ID Verified) Smartcard for Offline Use An Initial Project Goal of 100,000,000 Digital Identities Financial & Societal Inclusion

Market Landscape

Target Market Size

By 2023 Mobile biometrics will authenticate $2 Trillion payments annually


Biometric Service Revenue (in Billions)
Global 16.3% CAGR
European 17.5% CAGR
$42.9
$14.9
$1.93
$5.97
2018
2019
2020
2021
2022
2023
2024
2025



In addition to: Global financial institutions, governments and NGO's addressing challenges of financially excluded and underbanked people

By 2024 we are targeting Annual Recurring Revenue representing a 0.25% to 0.75% share of total biometric services revenue

These statements reflect management's current views based on information currently available and are subject to risks and uncertainties that could cause the company's actual results to differ materially. Investors are cautioned not to place undue reliance on these forward-looking statements as they are meant for illustrative purposes and they do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made. Moreover, no person nor any other person or entity assumes responsibility for the accuracy and completeness of forward-looking statements, and is under no duty to update any such statements to conform them to actual results.

Sources: 360iResearch, Global Biometrics Market CAGR 16.30, 2019 | Grand View Research, Biometrics Technology Market Analysis Report By End-Use | Juniper Research, Mobile Payment Security: Biometric Authentication & Tokenisation 2018-2023

TrustStamp

We can fuse multiple biometric modalities and augment biometric modalities with other identifying data vs. legacy biometric service providers who typically offer only one or a limited range of individual biometric modalities. Legacy vendors are potential channel distributors. We can work with any identity data from any source thereby breaking vendor and modality lock-in Lack of Competition Primary market: Biometric Service Industry Characterized by: • Exponential growth • Threatened by accelerating public and legislative backlash Our Advantage: Ability to work across providers & modalities Early market entry Global-scale partners Unattractive for potential competitors to replicate Multiple (and continued) patents 4yrs & $9mm+ in R&D + + + = Ramping-up for a rapid network effect Market Landscape

PRIVATE LAKE Participants can store EgHashes in a private Identity Lake™ allowing matching of future EgHashes on a oneto- one or one-to-many basis CONSORTIUM LAKE By also contributing some (or all) of their EgHashes to a Consortium Identity Lake, participating organizations can query new EgHashes against a larger pool of EgHashes Raman Narayanswamy Vice President, Humanitarian and Development, Mastercard Digital Identity Strategy The only limitation on the use of Trust Stamp’s technology is your imagination Partner 1 How it Works

CONSUMER Participants direct zero-knowledgeproof questions to Trust Stamp’s EgHash Translator & Z-K-P Engine and the EgHash(es) supplied are converted to a compatible format and used to query target Identity Lakes SUPPLIER Participants use the automated market to offer their Lake- Data, setting their own charge by data type and selecting data to access AUTOMATED MARKET How it Works

How it Works

Lake Storage

An Identity Lake can be created using any relational database structure and hosted on the user's existing servers or in a private or public cloud. Current implementations include Amazon S3 and Microsoft Azure.

Additionally: the Amazon Quantum Ledger Database (QLDB) can be used to host Identity Lakes, combining the benefits of a traditional SQL-server database with advantages of a blockchain deployment:


Amazon Quantum Ledger Database
Current state and indexed history
Journal

- ✓ Immutable & cryptographically verifiable transaction log
- ✓ SHAH-256 cryptographic hash function
- ✓ No need for specialized development staff
- ✓ Highly scalable: 2x to 3x the transactions supported by blockchain
- ✓ Accommodates both structured & unstructured data
- ✓ ACID compliant with the highest level of isolation
- ✓ Removes the "fear of the unknown" of blockchain deployments
- ✓ Highly cost effective

About Trust Stamp

Business Model

We entered the market building facial-biometric authentication systems for onboarding, fraud-detection & digital identity creation

This generated revenue to fund our core AI microservices

&

Prove our technology on live data with informed consent

Following large scale (paid) beta-tests, we started hashing biometric data from 3rd party biometric service providers, initially touchless palm and fingerprint templates. Our business model is now focused on ARR generating pay-per-use services including:

- Pay-per-use hashing services for biometric service providers and government, NGO & enterprise users
- Multi-tenant Identity Lakes – management fees plus use fees
- Zero-knowledge-proof interrogation of and between Identity Lakes on a pay-per-use basis

By limiting internal development to pilots for very-large-scale use cases, using execution partners for commoditized implementations, and deploying our hashing technology with sector leading channel partners, our 5-year goal is **0.25% to 0.75% of biometric services revenue**

TrustStamp

Traction

Traction

2016 / 2017

Incubators, customer discovery and building the team, IP portfolio and Core-AI. 1st bank customer had exclusive rights for bank/credit uses until 12/31/18

2018

U.S. and U.K. end-user facing beta implementations, iterative product development plus *Plug and Play (both Silicon Valley and Abu Dhabi)* and *Mastercard Start Path* Accelerators

2019

Go-to-Market
Mastercard TSA / 5 SOWs
NCSC Accelerator
$2.1mm Revenue

January 2020

1st Patent Allowance (Proof of Life)
TAG Top-40 Innovative Companies

Blue Tulip Awards Top-10 for both Finance and Security
CNP Awards Best Identity Verification and Authentication Solutions Vendor Nominee
Provisional Patent filing for Touchless Fingerprint analysis

Cyber Accelerator Member
in association with National Cyber Security Centre

TrustStamp

About Trust Stamp

Executive Management Team



John Bridge (U.S.)
EVP Government & Law Enforcement, ret. Chief Inspector of Financial Surveillance, U.S. Marshal's Service



Kinny Chan (U.S.)
EVP, CEO Trusted Mail 10+ years in legal technology innovation, enterprise sales, and management



Scott Francis (U.S.)
CTO - 20+ years in tech companies, 9+ years in project management at Google



Gareth N. Genner (U.K./U.S.)
CEO - 30+ years experience growing companies (two tech-exits)



Andrew Gowasack (U.S.)
President - Internal and External Product Evangelist



Emma Lindley (U.K.)
Chief Commercial Officer, EVP - Former Head of Identity and Risk VISA Europe

Mike Battersby (UK)
President Europe: 20+ years business development experience with major UK bank

Mike Cepe (Philippines)
VP Quality Assurance - Leads 5-member QA/annotation team

Jacek Suwalski (Poland)
VP Product Delivery - Manages 14 -member R&D/AI engineering team



Nisha Naik (U.S.)
Director of Design & Marketing



Dr. Norman Poh (U.K.)
Chief Science Officer - PhD in AI, 100+ peer reviewed publications



David Story (U.K.)
MD 30+ years management experience



Alex Valdes (U.S.)
CFO and EVP
10+ years experience in finance and operations



Lesley-Ann Vaughan (U.K.)
Executive Advisor, Humanitarian and Development – 15+ years in financial service innovation

Additional Management Team Expansion 2020:

Executive Advisor - Technical Capability (awaiting HMG approval)

Executive Advisor - Cryptography (awaiting HMG approval)

TrustStamp

About Trust Stamp

Global Advisory Board



Mark Birschbach (U.S.)
SVP Strategic Business, Innovation & Technology at National Association of REALTORS®



Buffy Christie (U.S.)
Head of Global Security at Novelis, Former Investigations Lead/Director at Equifax and JPMorgan Chase



Dave Garland (U.S.)
Managing Partner at Second Century Ventures



James Gaughran (U.S.)
43+ years in gov't fraud-prevention roles, ret. Deputy Assistant Inspector for the U.S. Department of Homeland Security



Sam Guttman (U.S.)
Chairman of the International Association of Financial Crimes Investigators , ret. Assistant Inspector General of Investigations for the USPS



Frank Hanna III (U.S.)
35+ years founding & investing in technology & financial services. Co-founder of Atlanticus Holdings Corporation (NASDAQ: ATLC)



Stacia Hylton (U.S.)
Former Director of the U.S. Marshals Service, recipient of the 2007 Presidential Rank Award



John Leather (U.K.)
36+ years of payments experience, former Sr. Manager at Lloyds Banking Group and Chair of UK Payments Council Member Strategy Group



Bill McClintock (UK)
Chair of Biometric Innovations Ltd., 50+ years in UK property market



Fred Niehaus (U.S.)
Governmental affairs advisor, former SVP Global GR and Public Affairs for Western Union



Charles Potts (U.S.)
SVP and Chief Innovation Officer of The Independent Community Bankers of America® (ICBA), 40+ years in banking and fintech



Frank Tighe (U.S.)
Lead Entrepreneur in Residence at ATDC, 27+ years in executive and founding roles

TrustStamp